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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


  DATE OF REPORT (Date of earliest event reported):          NOVEMBER 18, 1997



                                   EVI, INC.
               (Exact name of registrant as specified in charter)



           DELAWARE                  1-13086                  04-2515019
    (State of Incorporation)   (Commission File No.)       (I.R.S. Employer
                                                          Identification No.)

           5 POST OAK PARK, SUITE 1760,
                  HOUSTON, TEXAS                             77027-3415
     (Address of Principal Executive Offices)                (Zip Code)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (713) 297-8400


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                                    Page 1
                       Exhibit Index Appears on Page 11

ITEM 5.   OTHER EVENTS.

         On November 14, 1997, EVI, Inc. (the "Company") announced the commencement of a cash tender offer and consent solicitation (the "Tender Offer") relating to all of the Company's outstanding 10 1/4% Senior Notes due 2004 and 10 1/4% Senior Notes due 2004, Series B (collectively, the "Notes"). The tender consideration to be paid for each properly tendered Note and properly delivered consent will equal (i) the present value on the proposed payment date of $1,038.44 per $1,000 principal amount of Notes (the amount payable on March 15, 1999, which is the first date on which the Notes are redeemable at the option of the Company) and all future semi-annual interest payments to March 15, 1999, determined on the basis of the yield on the 5 7/8% U.S. Treasury Notes due February 28, 1999, plus 25 basis points, minus (ii) $25.00 per $1,000 principal amount of the Notes (which is the payment for consents to the proposed amendments), plus (iii) accrued and unpaid interest on the Notes to, but not including, the payment date. The Tender Offer expires at 12:00 midnight, New York City time, on Friday, December 12, 1997, unless extended.

         In conjunction with the Tender Offer, the Company is soliciting consents to certain proposed amendments to the indenture relating to the Notes (the "Indenture"). Such amendments would amend or eliminate certain of the principal restrictive covenants contained in the Indenture and would release all subsidiary guarantors under the Indenture. Each holder of an outstanding Note who validly consents to the proposed amendments to the Indenture on or prior to 5:00 p.m., New York City time, on Monday, December 1, 1997, will be paid $25.00 in cash for each $1,000 in principal amount of the outstanding Notes. Holders who tender their Notes after the consent date will not be entitled to receive the $25.00 consent payment. The Company's acceptance for payment of the Notes under the Tender Offer is subject to a number of conditions, including the execution of a supplemental indenture following the valid tender of and consent from the holders of at least a majority in aggregate principal amount of the outstanding Notes.

         A copy of the press release announcing the commencement of the Tender Offer is filed as Exhibit 99.1 and is hereby incorporated herein by reference.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

         The following tables set forth certain summary pro forma condensed consolidated financial data of the Company. The unaudited Pro Forma Condensed Consolidated Statements of Income give effect to (i) the acquisition by the Company of Tubular Corporation of America ("TCA") on August 5, 1996, (ii) the acquisition by the Company of GulfMark International, Inc. ("GulfMark") and its assets as of the date of acquisition on May 1, 1997 (the "GulfMark Retained Assets"), (iii) the issuance and sale of the Company's 5% Convertible Subordinated Preferred Equivalent Debentures due 2027 (the "Debentures") and
(iv) the acquisition of $120 million principal amount of the Notes pursuant to the Tender Offer as if these transactions had occurred on January 1, 1996. The unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the issuance and sale of the Debentures and the acquisition of all of the Notes pursuant to the Tender Offer as if these transactions had occurred on September 30, 1997. The following summary pro forma condensed consolidated financial data and related notes thereto have been restated to reflect the Company's May 1997 two-for-one stock split. The pro forma information set forth below is not necessarily indicative of the results that actually would have been achieved had such transactions been consummated as of the dates reflected or that may be achieved in the future. The pro forma financial data does not give effect to the Company's proposed acquisitions of Trico Industries, Inc. ("Trico"), BMW Monarch (Lloydminster) Ltd. ("BMW Monarch") and BMW Pump, Inc. ("BMW Pump") or various smaller acquisitions effected by the Company during 1997. This information should be read in conjunction with the Company's Management's Discussion and Analysis of Financial Condition and Results of Operations contained in its Annual Report on Form 10-K for the year ended December 31, 1996, as amended, and Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, and the Company's, TCA's, and GulfMark Retained Assets' consolidated financial statements and related notes thereto previously filed.

                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                           AS OF SEPTEMBER 30, 1997
                                (IN THOUSANDS)

                                                                         PRO FORMA
                                                                        ADJUSTMENTS
                                                              -------------------------------
                                                               DEBENTURE         SENIOR NOTES
                                               HISTORICAL       OFFERING            TENDER            PRO FORMA
                                              ------------    ------------       ------------       ------------
               ASSETS

Current assets:
    Cash and cash equivalents                 $     16,926    $    390,600(a)    $   (132,496)(b)   $    275,030
    Accounts receivable, net                       188,204              --                 --            188,204
    Inventories                                    243,617              --                 --            243,617
    Prepaid expenses and other                      36,966             397(c)            (446)(d)         36,917
                                              ------------    ------------       ------------       ------------
            Total current assets                   485,713         390,997           (132,942)           743,768
                                              ------------    ------------       ------------       ------------
    Property, plant and equipment, net             277,648              --                 --            277,648
    Goodwill, net                                  193,017              --                 --            193,017
    Other assets                                    34,883          11,503(c)          (3,005)(d)         43,381
                                              ------------    ------------       ------------       ------------
                                              $    991,261    $    402,500       $   (135,947)      $  1,257,814
                                              ============    ============       ============       ============

LIABILITIES & STOCKHOLDERS' INVESTMENT

Current liabilities:
    Short-term borrowings, primarily
        under revolving lines of credit       $     32,396    $         --       $         --       $     32,396
    Current maturities of long-term debt            12,166              --                 --             12,166
    Accounts payable                               119,302              --                 --            119,302
    Other accrued liabilities                       91,188              --             (6,126)(e)         85,062
                                              ------------    ------------       ------------       ------------
            Total current liabilities              255,052              --             (6,126)           248,926
                                              ------------    ------------       ------------       ------------
    Long-term debt                                 164,995              --           (120,000)(f)         44,995
    Deferred income taxes, net                      38,453              --                 --             38,453
    Other liabilities                               23,959              --                 --             23,959
    5% Convertible Subordinated Preferred
        Equivalent Debentures                           --         402,500(a)              --            402,500

Stockholders' investment:
    Common Stock                                    51,852              --                 --             51,852
    Capital in excess of par                       405,492              --                 --            405,492
    Retained earnings                              213,759              --             (9,821)(g)        203,938
    Foreign currency translation adjustment        (10,057)             --                 --            (10,057)
    Treasury stock, at cost                       (152,244)             --                 --           (152,244)
                                              ------------    ------------       ------------       ------------
            Total stockholders' investment         508,802              --             (9,821)           498,981
                                              ------------    ------------       ------------       ------------
                                              $    991,261    $    402,500       $   (135,947)      $  1,257,814
                                              ============    ============       ============       ============

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                 TCA
                                              Historical
                                               for the                              Pro Forma Adjustments
                                              Six Months   Gulfmark     -------------------------------------------
                                                Ended      Retained                                          Senior
                                               June 30,     Assets                 GulfMark    Debenture     Notes
                                  Historical   1996 (h)    Historical    TCA        Merger      Offering     Tender   Pro Forma
                                  ----------  -----------   ----------  ---------   --------    ---------   -------   ---------
Revenues                          $478,020  $    28,260   $    6,994  $    --     $     --    $      --    $     --   $ 513,274
                                  --------  -----------   ----------  -------     --------    ---------    --------   ---------
Costs and expenses:
     Cost of sales                 373,509       24,381        3,922      579(i)        --           --          --     402,391
     Selling general and
      administrative
      attributable to
      segments                      51,885        1,006        2,068      197(j)        --           --          --      55,156
     Corporate, general and
      administrative                 6,339           --           --       --           --           --          --       6,339
                                  --------  -----------   ----------  -------     --------    ---------    --------   ---------
                                   431,733       25,387        5,990      776           --           --          --     463,886
                                  --------  -----------   ----------  -------     --------    ---------    --------   ---------
                                    46,287        2,873        1,004     (776)          --           --          --      49,388
                                  --------  -----------   ----------  -------     --------    ---------    --------   ---------
Operating income
     Other income (expense):
     Interest expense              (16,454)        (602)          --      602(k)        --      (20,520)(l)  12,746(m)  (24,228)
     Interest income                 2,163           --           --       --           --           --          --       2,163
     Other income (expense), net      (450)        (742)       6,264      875(n)    (6,264)(o)       --          --        (317)
                                  --------  -----------   ----------  -------     --------    ---------    --------   ---------
                                   (14,741)      (1,344)       6,264    1,477       (6,264)     (20,520)     12,746     (22,382)
                                  --------  -----------   ----------  -------     --------    ---------    --------   ---------
Income (loss) before taxes          31,546        1,529        7,268      701       (6,264)     (20,520)     12,746      27,006
Provisions (benefit) for
 income taxes                        7,041           34        2,472      245(p)    (2,192)(p)   (7,182)(p)   4,461(p)    4,879
                                  --------  -----------   ----------  -------     --------    ---------    --------   ---------
Income (loss) from continuing
 Operations                       $ 24,505  $     1,495   $    4,796  $   456     $ (4,072)   $ (13,338)   $  8,285   $  22,127
                                  ========  ===========   ==========  =======     ========    =========    ========   =========

Earnings per share from
 continuing operations            $   0.60                                                                            $    0.54(q)
                                  ========                                                                            =========
Weighted average shares
  outstanding                       40,706                                                                            $  41,298(q)
                                  ========                                                                            =========

             PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)




                                                             GulfMark                        PRO FORMA
                                                          Retained Assets                   Adjustments
                                            EVI          Historical for the            ---------------------
                                         Historical      Three Months Ended        Debenture        Senior Notes          EVI
                                        Consolidated       March 31, 1997(r)       Offering            Tender           Pro Forma
                                        ------------     ------------------        ---------        ------------        ---------
Revenues                                $    612,868     $              818        $      --        $         --        $ 613,686
Costs and expenses                      ------------     ------------------        ---------        ------------        ---------
      Cost of sales                          453,001                    678               --                  --          453,679
      Selling, general and
       administrative attributable to
       segments                               62,324                    688               --                  --           63,012
      Corporate, general and
       administrative                          5,396                     --               --                  --            5,396
                                        ------------     ------------------        ---------        ------------        ---------
                                             520,721                  1,366               --                  --          522,087
                                        ------------     ------------------        ---------        ------------        ---------
Operating income                              92,147                   (548)              --                  --           91,599
                                        ------------     ------------------        ---------        ------------        ---------
Other income (expense):
      Interest expense                       (13,080)                    --          (15,391)(l)           9,560(m)       (18,911)
      Interest income                          3,824                     --               --                  --            3,824
      Gain on sale of marketable
        securities                             3,352                     --               --                  --            3,352
      Other income (expense), net                852                     --               --                  --              852
                                        ------------     ------------------        ---------        ------------        ---------
                                              (5,052)                    --          (15,391)              9,560          (10,883)
                                        ------------     ------------------        ---------        ------------        ---------

Income (loss) before income taxes             87,095                   (548)         (15,391)              9,560           80,716
Provision (benefit) for income taxes          30,594                    100           (5,387)(p)           3,346(p)        28,653
                                        ------------     ------------------        ---------        ------------        ---------
Income (loss) from continuing
 operations                             $     56,501     $             (648)       $ (10,004)       $      6,214        $  52,063
                                        ============     ==================        =========        ============        =========
Earnings per share from continuing
 operations                             $       1.23                                                                    $    1.13(q)
                                        ============                                                                    =========
Weighted average shares outstanding           45,961                                                                       45,961(q)
                                        ============                                                                    =========



                         NOTES TO PRO FORMA CONDENSED
                      CONSOLIDATED FINANCIAL STATEMENTS


GENERAL

        The following notes set forth the assumptions used in preparing the unaudited pro forma financial statements. The pro forma adjustments are based on estimates made by the Company's management using information currently available.

PRO FORMA ADJUSTMENTS

        The adjustments to the accompanying unaudited pro forma condensed consolidated balance sheet are described below:

                (a) To reflect the sale of the $402.5 million principal amount of the Debentures and the payment of approximately $11.9 million of related debt issuance costs. Does not reflect the use of approximately $200 million of the net proceeds from this offering to fund the proposed acquisitions of Trico, BMW Pump and BMW Monarch.

                (b) To reflect the purchase of the $120 million principal
                    amount of the Notes at a cost of approximately
                    $132.5 million.

                (c) To capitalize approximately $11.9 million of debt issuance costs related to the Debentures.

                (d) To reflect the write-off of approximately $3.5 million of debt issuance costs related to the initial issuance of the Notes.

                (e) To reflect the payment of approximately $0.5 million of accrued interest related to the Notes and the tax benefit of approximately $5.6 million related to the extraordinary charge related to the purchase of the Notes pursuant to the Tender Offer.

                (f) To reflect the purchase of the $120 million principal of the Notes pursuant to the Tender Offer.

                (g) To reflect the extraordinary charge of approximately $9.8 million, net of taxes, for the purchase of the Notes pursuant to the Tender Offer.

        The adjustments to the accompanying unaudited pro forma condensed consolidated statements of income are described below:

                (h) Reflects the results of TCA, which was acquired on August 5,
                    1996, from January 1, 1996, through June 30, 1996. Actual results of TCA are included in the Company's historical results from August 5, 1996.

                (i) Reflects an increase in depreciation expense associated with the assets of TCA, which was acquired on August 5, 1996 as a result of the $11.6 million fair value increase of property, plant, and equipment through the purchase price allocation. Such increase in property, plant, and equipment is being depreciated over an average life of ten years.

                (j) To record amortization expense relating to the estimated
                    $15.8 million in excess of cost over fair value of tangible assets acquired in connection with the acquisition of TCA. Such excess of cost over fair value of net tangible assets acquired is being amortized over 40 years.

                (k) To reduce TCA's interest expense to reflect the Company's retirement of TCA's $7.7 million debt outstanding at the date of acquisition.

                (l) To adjust interest expense for the Debentures at the rate of 5% per annum and to record amortization expense of related debt issuance costs over the life of the Debentures.

                (m) To reduce the related interest expense and amortization of debt issuance costs to reflect the purchase of the Notes pursuant to the Tender Offer.

                (n) To eliminate certain expenses incurred by TCA relating to the Company's acquisitions of TCA. These expenses relate to amounts paid to an investment banking firm which represented TCA in the Company's acquisition of TCA.

                (o) To eliminate the $6,264,000 gain recorded in the GulfMark
                    Retained Assets with respect to the sale by GulfMark of 600,000 shares of the Company's Common Stock in July 1996. The net proceeds from this sale were not received by the Company nor included in the GulfMark Retained Assets at the time of the acquisition of GulfMark by the Company.

                (p) To record the income tax provision (benefit) related to the effect of the pro forma adjustments at the statutory rate.

                (q) Pro forma weighted average shares outstanding reflect the average number of common shares outstanding for the period. The effect of the sale of the Debentures on fully-diluted earnings per share is anti-dilutive. At December 31, 1996, historical and pro forma shares of Common Stock outstanding, restated for the effect of the May 1997 two-for-one stock split, are 45,657,842. At September 30, 1997, historical and pro forma shares of Common Stock outstanding are 47,063,887.

                (r) Reflects the results of the GulfMark Retained Assets, which were acquired on May 1, 1997, from January 1, 1997, through March 31, 1997. Actual results of the GulfMark Retained Assets are included in the Company's historical results from May 1, 1997.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c)        Exhibits.

         99.1    -   Press Release of the Company dated November 14, 1997,
                     announcing the commencement of the Tender Offer.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             EVI, INC.



Dated: November 18, 1997                          /s/ Frances R. Powell
                                             ----------------------------------
                                                      Frances R. Powell
                                                   Vice President, Accounting
                                                        and Controller

                               INDEX TO EXHIBITS


        Number                       Exhibit
        ------                       -------
         99.1 Press Release of the Company dated November 14, 1997, announcing the commencement of the Tender Offer.